UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   March 1, 2005

                           Maverick Tube Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                          1-10651                    43-1455766
(State or other              (Commission File Number)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri             63017
     (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code                  636.733.1600


                                       N/A
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of March 1, 2005, the Board of Directors (the "Board") of Maverick Tube Corporation (the "Company") adopted Amended and Restated Bylaws (the "Amended and Restated Bylaws"), which Amended and Restated Bylaws are effective as of January 1, 2005.

The Board initially contemplated amending the Company's bylaws in recognition of certain corporate officer changes which occurred in connection with the recent announcements appointing C. Robert Bunch as Chairman of the Board and Chief Executive Officer, James A. Cowan as President, Pamela Boone as Vice President-Treasurer, and various other changes in executive officer duties in connection with the reorganization of the business along business unit lines. Following its review of the then-current bylaws, the Board determined that it was in the Company's best interest to fully amend and restate the bylaws.

Descriptions of the provisions adopted and/or changed by amendment and the respective previous provisions, if applicable, are included below.

* In the Amended and Restated Bylaws, the description of the Chairman of the Board position is included in "Directors" section (Article III), rather than in the "Officers" section (Article IV), and the description has been expanded (Article III, Section 16). The Amended and Restated Bylaws provide that unless the Board of Directors, by resolution, designates otherwise, the Chairman of the Board position is not an officer position (Article III, Section 16). The prior position description was also deleted (Article IV, former Section 6).

* The maximum number of directors has been reduced from 15 to 12 (Article III, Section 1). The minimum number of directors (five) remains unchanged. The Amended and Restated Bylaws provide that the actual number of directors will be fixed by the Board of Directors from time to time (Article III, Section 1), rather than being included in the bylaws.

* The statement that "directors need not be stockholders"  (Article III, Section
1) has been deleted.

* Consistent with Delaware law and the Company's practice, an express statement indicating that directors are elected by plurality vote has been included in the Amended and Restated Bylaws (Article II, Section 4).

* The Amended and Restated Bylaws provide that notices to Board members, and waivers of notice by Board members, may be sent electronically (Article VI, Sections 7 and 8). Prior to adoption of the Amended and Restated Bylaws, the bylaws did not provide for such notices or waivers of notice.

* Consistent with the Company's current management structure, the Amended and Restated Bylaws provide for a CEO position, and differentiate between the roles of the CEO and the President (various sections; duties described in Article IV, Section 6).

* The descriptions of the Vice Chairman position (Article IV, former Section 7) and the Treasurer position (Article IV, former Section 12) have been deleted in the Amended and Restated Bylaws. Although the Amended and Restated Bylaws allow for both positions, elimination of the descriptions more accurately reflects current management structure.

* The Amended and Restated Bylaws provide that the annual stockholder meeting will be held on a date as determined by the Board. The bylaws previously provided that the annual meeting would be held on "the third Tuesday in February" (Article II, Section 2).

* The Amended and Restated Bylaws clarify that voting via the internet and telephone is permissible (Article II, Section 5), and that delivery of proxy materials via the internet and e-mail is permissible (Article II, Section 7).

* The Amended and Restated Bylaws allow the Board to appoint one inspector of election, rather than mandating multiple inspectors, as the bylaws previously provided (Article II, Section 11).

* The Amended and Restated Bylaws indicate that the statutorily required stockholder list is to be maintained at the corporate offices for 10 days prior to the annual meeting, as opposed to the annual meeting site, as provided in the prior bylaws (Article II, Section 9).

* The indemnification section (Article III, former Section 16) has been removed in the Amended and Restated Bylaws. This provision is included in the certificate of incorporation, and it is unnecessary to repeat it in the bylaws.

* The reference to the Company's fiscal year (Article VI, Section 5) was updated to reflect its current 12/31 year end. Although the fiscal year was changed previously and the change was publicly disclosed, the bylaws were not previously updated to reflect the change.

In addition, the document has been revised to be gender-neutral, and some typographical errors have been corrected.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

        No.      Description

        3.1     Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                MAVERICK TUBE CORPORATION


Date:  March 1, 2005            By: /s/ Joyce M. Schuldt
                                ------------------------
                                Joyce M. Schuldt
                                Vice President, Chief Legal Officer and
                                Secretary